Exhibit 10.106

GUARANTY AGREEMENT

August 3, 2007

TO: FIRST NATIONAL BANK OF OMAHA

Reference is hereby made to: (i) that certain Building Loan Agreement (the “F1-10 Loan Agreement”), dated as of November 5, 2002, between Frisco Square B1-7, F1-10, Ltd., a Texas limited partnership (“Original Borrower”) and First National Bank of Omaha (“Lender”) as modified by that certain Modification Agreement of Building Loan Agreements, Promissory Notes and Deeds of Trust and Security Agreements, dated as of June 8, 2004 (the “First Modification Agreement”), and as further modified by that certain Second Modification Agreement of Building Loan Agreements and Promissory Notes, dated as of July 7, 2005 (the “Second Modification Agreement”), pursuant to which Lender agreed to make available to Original Borrower a construction loan (the “F1-10 Loan”) represented by that certain Amended and Restated Promissory Note (the “F1-10 Note”) made and executed by Original Borrower and payable to the order of Lender in the principal amount of Eight Million Four Hundred Six Thousand and No/100ths Dollars ($8,406,000.00) dated July 7, 2005; and (ii) that certain Building Loan Agreement (the “B1-7 Loan Agreement”, and together with the F1-10 Loan Agreement, the “Loan Agreements”), dated as of November 5, 2002, between Original Borrower and Lender, as modified by the First Modification Agreement and as further modified by the Second Modification Agreement, pursuant to which Lender agreed to make available to Original Borrower a construction loan (the “B1-7 Loan,” and together with the F1-10 Loan, the “Loans”) represented by that certain Amended and Restated Promissory Note (the “B1-7 Note,” and together with the F1-10 Note, the “Notes”) made and executed by Original Borrower and payable to the order of Lender in the principal amount of Five Hundred Thirty-Three Thousand Seven Hundred Twenty-Four and 77/100ths Dollars ($533,724.77), dated June 8, 2004.

The undersigned, Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (“Guarantor”), hereby requests Lender to consent to the assumption of the Loans by BHFS II, LLC, a Delaware limited liability company (“Successor Borrower,” and together with Original Borrower, the “Borrower”) on the terms and conditions set forth in that certain Third Loan Modification and Assumption Agreement, dated as of the date hereof, among Original Borrower, Successor Borrower and Lender (the “Third Modification Agreement”), and in consideration thereof, Guarantor hereby guarantees and promises and agrees to make prompt payment to Lender, as they severally mature, of all moneys paid by Lender for the use or account of Borrower and of all Notes, acceptances and other paper which have been or may be discounted for, or at the request of, Borrower, whether made, drawn, accepted, endorsed or not endorsed by Borrower, and whether endorsed with or without recourse, and of any and all other obligations, of every kind and character, now due or which may hereafter become due from Borrower to Lender with respect to the Loans, howsoever created, arising or evidenced, and also of any and all renewals or extensions of any of the foregoing (all herein called “Liabilities”) regardless of any collateral now held by Lender, or which Lender may hereafter acquire, as security for any or all of the Liabilities; provided, however, that the liability of the Guarantor hereunder shall be limited to an amount equal to the product of: (a) 70%; and (b) the total Liabilities.

Guarantor acknowledges that it is an affiliate of Successor Borrower and that Guarantor will receive a direct and substantial benefit from the transactions described in the Third Modification Agreement. Guarantor agrees that the making of the Loans by Lender to Borrower constitutes adequate consideration and reasonably equivalent value to Guarantor in exchange for the execution and delivery of this Guaranty by Guarantor.

It is understood that extensions of time of payment or modifications or renewals of any of the Liabilities shall not in any way impair the liability of Guarantor to Lender.

When any of the Liabilities shall become and remain due and unpaid, Guarantor will, upon demand, pay to Lender the amount due thereon.

In the event any property of Guarantor of any kind is now, or at any time hereafter shall be, in the possession of Lender, including, but without limitation, any deposit or credit balance or other indebtedness credited by or due from Lender to Guarantor (“Guaranty Collateral”), Guarantor hereby pledges to and grants to Lender a security interest in and to all such Guaranty Collateral.

Upon the failure of Guarantor to pay any of the Liabilities as agreed and which are hereby guaranteed, Lender shall then have all of the rights and remedies of a secured party under the Uniform Commercial Code of Texas, including without limitation, the right to sell or otherwise dispose of, from time to time, any or all of the Guaranty Collateral. Unless the Guaranty Collateral is of a type to decline speedily in value or is of a type commonly sold on a recognized market, Lender shall send Guarantor reasonable notice of the time and place of any public sale or of the date after which any private sale or other disposition is to be made. The requirement of such notice shall be met if such notice is mailed, postage prepaid, to Guarantor at the last address for Guarantor shown on Lender’s records, at least thirty (30) days before the time of sale or other disposition. After deducting all costs and expenses of every kind, Lender may apply the residue of the proceeds of any sale or sales of Guaranty Collateral to pay any Liabilities and/or any amounts owing hereunder in such order or preference as Lender may determine.

Before proceeding hereunder against Guarantor, resort need not be made by Lender to (i) any other security for any or all of the Liabilities whether pledged by Borrower or by any other person in connection with the Liabilities or (ii) the Guaranty Collateral (collectively, the “Collateral”), nor need Lender exhaust any remedy against Borrower, nor against any other endorser, surety or guarantor (including Guarantor) of the Liabilities.

Notice of the making, renewing or extending time of payment of any of the Liabilities, and of demand, protest, and notice of nonpayment thereof, and notice of acceptance hereof, are expressly waived. No substitution, release, surrender or impairment (including but not limited to failure to perfect a security interest in any Collateral) of any Collateral, nor the substitution, release or death of any other party liable for the payment of any Liabilities, shall affect the liability of Guarantor to Lender. Guarantor waives all errors and omissions in connection with Lender’s administration of the Liabilities and Collateral. A waiver by Lender of any right or remedy on any one or more occasions shall not be construed as a bar to or a waiver of any such right or remedy on future occasions. Guarantor expressly waives any changes in the terms of the Liabilities, including interest rate and term.

Guarantor will pay on demand all out of pocket costs of collection, legal expenses, and reasonable attorneys’ fees incurred or paid by Lender in collecting and/or enforcing this Guaranty and the Guaranty Collateral, unless prohibited by applicable law.

Upon payment of any Liabilities by Guarantor, Guarantor shall be subrogated to the rights of Lender against Borrower to the extent of the payment made; provided, however, Guarantor hereby postpones and subordinates its right of subrogation until all Liabilities have been paid in full. Guarantor further agrees that if a voluntary or involuntary petition in bankruptcy is filed by or against Borrower, and Guarantor is determined to be an insider of Borrower under applicable bankruptcy law, then in such event Guarantor forever waives any right of subrogation against Borrower on account of payment made pursuant to this Guaranty.

Guarantor agrees that, if at any time all or any part of any payment previously applied by Lender on any of the Liabilities must be returned by Lender for any reason, whether by court order, administrative order, or settlement, Guarantor shall remain liable for the full amount returned (except to the extent limited herein) as if such amount had never been received by Lender, notwithstanding any termination of this Guaranty or the cancellation of any agreement evidencing the Liabilities.

Guarantor agrees to provide to Lender upon request: (i) its annual financial statement, certified by Guarantor; (ii) its annual federal tax return; and (iii) from time to time, such further information regarding the financial condition, business and/or properties of Guarantor as Lender may reasonably request.

This Guaranty shall remain fully enforceable irrespective of any defense which the Borrower may assert on the Liabilities, including, but not limited to, failure of consideration or statute of frauds.

Guarantor has unconditionally delivered this Guaranty to Lender and failure to sign this or any other guaranty by any other person shall not discharge the liability of Guarantor under this Guaranty.

Any notices to be provided to Guarantor under the Loan Documents shall be sent to:  Harvard Opportunity REIT I, Inc., 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Chief Legal Officer.

GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Texas, shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon Guarantor and the successors and assigns of Guarantor.

Lender hereby represents to Guarantor that: (a) upon the satisfaction of the conditions set forth in Section 7 of the Third Modification Agreement, any acceleration of the maturity of the

F1-10 Note due solely to the occurrence of the Specified Defaults (as defined in the Third Modification Agreement) will be waived; (b) other than the Specified Defaults which shall be waived by Lender upon the satisfaction of the conditions set forth in Section 7 of the Third Modification Agreement, to the knowledge of the Lender, no event or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default has occurred and is continuing; and (c) after giving effect to the satisfaction of the conditions set forth in Section 7 of the Third Modification Agreement, to the knowledge of Lender, no amount is currently due under this Guaranty.

Behringer Harvard Opportunity REIT I, Inc.
a Maryland corporation

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President – Corporate
Development & Legal and Secretary